                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      / /        Definitive Proxy Statement
      /X/        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                                      TRIPATH TECHNOLOGY INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 3, 2001

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tripath Technology Inc. (the "Company"), a Delaware corporation, will be held on Friday, August 3, 2001 at 9:00 a.m., local time, at the Marriott Hotel located at 2700 Mission College Boulevard, Santa Clara, California 95054, for the following purposes:


        1. To elect a board of four directors to serve for a one-year term and until their successors are duly elected and qualified (Proposal One);


        2. To amend the 2000 Stock Plan to increase the number of shares reserved for issuance under the plan by 1,300,000 (Proposal Two);

        3. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants to the Company for the fiscal year ending December 31, 2001 (Proposal Three); and

        4. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on June 15, 2001 are entitled to notice of and to vote at the meeting.

                                          Sincerely,

                                          /s/ ADYA S. TRIPATHI
                                          --------------------------------------
                                          Adya S. Tripathi
                                          --------------------------------------

                                          President and Chief Executive Officer

Santa Clara, California
June 20, 2001

                             YOUR VOTE IS IMPORTANT

    THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT JUNE 20, 2001. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

    - COMPLETE AND RETURN A WRITTEN PROXY CARD

    - ATTEND THE COMPANY'S 2001 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING, HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

                            TRIPATH TECHNOLOGY INC.
                              3900 Freedom Circle
                         Santa Clara, California 95054

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Tripath Technology Inc. (which we will refer to as the "Company" throughout this Proxy Statement) for use at the Annual Meeting of Stockholders to be held at the Marriott Hotel located at 2700 Mission College Boulevard, Santa Clara, California 95054, on Friday, August 3, 2001, at 9:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal executive offices are located at the address listed at the top of the page and the telephone number is (408) 567-3000.

    The Company's Annual Report, containing financial statements for the fiscal year ended December 31, 2000, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy and the Company's Annual Report will first be mailed on or about June 20, 2001 to all stockholders entitled to vote at the meeting.

    THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT,

    UPON REQUEST OF THE STOCKHOLDER MADE IN WRITING TO TRIPATH TECHNOLOGY INC., 3900 FREEDOM CIRCLE, SANTA CLARA, CALIFORNIA 95054, ATTN: INVESTOR RELATIONS MANAGER.

RECORD DATE AND SHARE OWNERSHIP


    Stockholders of record at the close of business on June 15, 2001 (which we will refer to as the "Record Date" throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of Common Shares issued and outstanding, designated as Common Stock, $0.001 par value per share and one series of undesignated Preferred Stock, $0.001 per share. As of June 15, 2001, 100,000,000 shares were authorized and 27,059,523 shares of the Company's Common Stock were issued and outstanding. As of June 15, 2001, 5,000,000 shares of the Company's Preferred Stock were authorized and none were outstanding.


REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (A) delivering to the Company at its principal offices (Attention: Investor Relations Manager) (i) a written notice of revocation or (ii) a duly executed proxy bearing a later date or (B) attending the meeting and voting in person.

VOTING


    On all matters, each share has one vote. See Proposal One--Election of Four Directors--Directors and Nominees--Vote Required.


SOLICITATION OF PROXIES

    The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Mellon Investor Services LLC to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Mellon Investor Services LLC a fee not to exceed $6,500 for its services and will reimburse it for certain out of pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    Votes cast by proxy or in person at the Annual Meeting ("Votes Cast") will be tabulated by the Inspector of Elections (the "Inspector"), who will be an employee of the Company. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

    The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the election of the nominees for directors set forth herein; (ii) the increase in the number of shares reserved for issuance under the 2000 Stock Plan; (iii) the ratification of PricewaterhouseCoopers LLC as independent public accountants of the Company for the fiscal year ending December 31, 2001; and (iv) upon such other business as may properly come before the Annual Meeting or any adjournment thereof but will not be voted in the election of directors.

    If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

    In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company's bylaws and the rules established by the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than December 31, 2001, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

    The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2002 Annual Meeting of Stockholders that is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice in accordance with the requirements set forth in the Exchange Act on or before March 31, 2002, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's Annual Meeting in 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth as of June 15, 2001, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all current executive officers and directors of the Company as a group. The number and percentage of shares beneficially owned are based on the aggregate of 27,059,523 shares of Common Stock outstanding as of June 15, 2001. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.



    Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, the common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after June 15, 2001, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person.


    Unless otherwise indicated below, the address for each stockholder on this table is c/o Tripath Technology Inc., 3900 Freedom Circle, Suite 200, Santa Clara, CA 95054. Unless otherwise indicated below, the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.


                                                            SHARES BENEFICIALLY
                                                                   OWNED
                                                           ---------------------
BENEFICIAL OWNER AND ADDRESS                                 NUMBER     PERCENT
----------------------------                               ----------   --------
Adya S. Tripathi(1)......................................  10,766,666    39.8%
OPTi, Inc................................................   2,055,166     7.6%
Sanyo Semiconductor Corp.................................   1,966,666     7.3%
John J. DiPietro(2)......................................     101,643        *
Serban C. Coss(3)........................................      73,947        *
Andreas H. Melder(4).....................................     104,785        *
Mark Lunsford............................................           0        *
Neal J. Carney(5)........................................      55,128        *
Paul Negus(6)............................................     104,094        *
Alan J. Soucy(7).........................................      90,000        *
Tsuyoshi Taira(8)........................................     110,416        *
Charles Jungo(9).........................................      60,000        *
Sohail Khan(10)..........................................      72,500        *
Directors and executive officers as a group (11
  persons)...............................................  11,537,186    42.6%


------------------------

*   Less than one percent (1%).


(1) Includes 666,666 shares issuable upon exercise of stock options held by Dr. Tripathi and includes 900,000 shares held in trust for the benefit of Dr. Tripathi's minor children. Also includes 1,500,000 shares held by the Asha J. Tripathi Annuity Trust I UDT dated June 30, 2000 and 1,500,000 shares held by the Adya S. Tripathi Annuity Trust I UDT dated June 30, 2000.



(2) Includes 86,893 shares issuable upon exercise of stock options held by Mr. DiPietro.



(3) Includes 72,916 shares issuable upon the exercise of stock options held by Mr. Coss.



(4) Represents shares issuable upon the exercise of stock options held by Mr. Melder.



(5) Includes 54,166 shares issuable upon the exercise of stock options held by Mr. Carney.



(6) Represents shares issuable upon the exercise of stock options held by Mr. Negus.



(7) Represents shares issuable upon the exercise of stock options held by Mr. Soucy.



(8) Represents shares issuable upon the exercise of stock options held by Mr. Taira.



(9) Represents shares issuable upon the exercise of stock options held by Mr. Jungo.



(10) Represents shares issuable upon the exercise of stock options held by Mr. Khan.

                                  PROPOSAL ONE
                          ELECTION OF FOUR DIRECTORS -
                             DIRECTORS AND NOMINEES


    At each annual meeting of stockholders beginning with the 2001 annual meeting, the successors to directors will be elected to serve from the time of election and qualification until the 2002 annual meeting following election and until their successors have been duly elected and qualified. The nominees are listed below together with certain biographical information.


    The Company's Board of Directors has four authorized directors and currently consists of four members. Bernard T. Marren resigned from the Company's Board of Directors in June 2001. The board nominates the incumbent directors.


VOTE REQUIRED

    Directors will be elected by a plurality vote of the shares of the Company's common stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See "Quorum; Abstentions; Broker Non-Votes."

THE DIRECTORS UNANIMOUSLY RECOMMEND THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

NOMINEES

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. The nominees have consented to be named nominees in the proxy statement and to continue to serve as directors if elected. If a nominee becomes unable or declines to serve as directors or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the board of directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

    The Company is not aware of any reason that the nominees will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the Company's annual meeting of stockholders held in 2002 or until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

    DR. ADYA S. TRIPATHI founded Tripath and has served as our President, Chief Executive Officer and Chairman since our inception in 1995. Before founding Tripath, Dr. Tripathi held a variety of senior management and engineering positions with AMD, Hewlett-Packard, IBM, IMP, National Semiconductor and Vitel Communications. Dr. Tripathi holds B.S. and M.S. degrees in Electronics Engineering from Benaras Hindu University in India. He pursued graduate work at the University of Nevada-Reno and the University of California-Berkeley, receiving his Ph.D. in Electrical Engineering from the former in 1984. He has also taught at the University of California-Berkeley Extension.

    DR. CHARLES JUNGO has served as a director of our company since 1999. From 1991 to 1998 he was Executive Vice President, Chief Technical Officer and a Director of WavePhore, Inc. (now WAVO Inc.), where he led its technical and marketing efforts. Dr. Jungo holds a Ph.D. in Physics from the University of Fribourg, Switzerland.


    SOHAIL KHAN has served as a director of our company since 1999. Mr. Khan is currently Executive Vice President, Integrated Circuits Division at Agere Systems, formerly the Microelectronics division of Lucent Technologies. From September 1996 to March 1999, Mr. Khan served as Vice President of Strategy and Business Development with Lucent Technologies. From 1994 to 1996, he held other management positions with AT&T (Lucent Technologies). Mr. Khan received his M.B.A. from the University of California-Berkeley and received his B.S. in Electrical Engineering in Pakistan.


    TSUYOSHI TAIRA has served as a director of our company since 1995. Since 1996, Mr. Taira has served as the Chief Executive Officer of Tazan International Inc. Prior to his present position, Mr. Taira served as Chairman of Sanyo Semiconductor Corporation. Mr. Taira holds a B.S. in Electrical Engineering from Tokyo Metropolitan University.

DIRECTOR COMPENSATION

    Our 2000 stock option plan provides for grants of options to purchase common stock to our directors who are not employees. In addition, our directors are reimbursed for expenses incurred in connection with attending board and committee meetings.

BOARD MEETINGS AND COMMITTEES

    The board of directors of the Company held a total of four meetings during the fiscal year ended December 31, 2000. No director serving throughout fiscal year 2000 attended fewer than 75% of the aggregate of all meetings of the board of directors and the committees of the board upon which such director served. The board of directors has two standing committees: the audit committee and the compensation committee. Both of these committees were established at the time of the Company's initial public offering in August 2000. Before then, the entire board fulfilled the functions of these committees. The board of directors does not have a standing nominating committee.


    The audit committee currently consists of directors Jungo, Taira and Khan. The audit committee oversees the Company's financial reporting process and internal controls, as well as the independent audit of the Company's financial statements. The audit committee also recommends to the board of directors an accounting firm to be engaged as the Company's independent public accountants. The audit committee held one meeting during fiscal 2000.


    The compensation committee consists of directors Jungo and Khan. The compensation committee makes recommendations concerning salaries, stock options, incentives and other forms of compensation for directors, officers and other employees of our company. The compensation committee also administers our common stock plans. The compensation committee held no meetings during fiscal 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the compensation committee is currently, or has been at any time since our formation, one of our officers or employees. During the fiscal year ended December 31, 2000, no executive officer of our company served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our board of directors or compensation committee.

                                  PROPOSAL TWO
          AMENDMENT TO THE 2000 STOCK PLAN TO INCREASE SHARES RESERVED


    The 2000 Stock Plan currently provides that a total of 14,000,000 shares of common stock may be issued pursuant to options, restricted shares, units or rights that may be granted or awarded from time to time under the plan. As of June 15, 2001, a total of 875,714 shares of common stock were still available for such purpose.



    The board recommends that stockholders approve an increase in the number of shares reserved under the plan in order to ensure enough options are available for fiscal year 2001 to provide for continued growth of the company. The amendment will increase the number of shares reserved for issuance under the plan by 1,300,000 shares, bringing the total number of shares issuable under the plan to 15,300,000 shares.


VOTE REQUIRED

    The approval of the amendment to increase the number of shares available for issuance pursuant to the 2000 Stock Plan requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the proposal at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 2000 STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE PLAN.

    The major provisions of the 2000 Stock Plan are described below:

    ELIGIBILITY. All our employees and consultants, and those of our subsidiaries, including employees who are officers or directors, are eligible to participate in the Stock Plan.

    ADMINISTRATION. The Stock Plan may generally be administered by the board of directors or a committee appointed by the board of directors, as applicable (the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the Stock Plan.

    TERM OF PLAN. The Stock Plan became effective in April 2000 and will continue for ten years unless terminated earlier. The Administrator has the power to terminate the Stock Plan at any time, except with respect to options or stock subject to restrictions already outstanding.

    AMENDMENT. The board of directors may amend, terminate or modify the Stock Plan at any time without approval of the stockholders; provided, however, that stockholder approval shall be obtained in the manner and to the degree required under applicable laws. No amendment or modification may adversely change or modify any option or award already granted without the consent of the holder of such option or award.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, OR ASSET
SALE.

    - If our outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any stock split, reverse stock split, stock dividend, combination or reclassification or other similar change in our capital structure effected without receipt of consideration, the Administrator may make appropriate adjustment in the number and kind of shares for which grants and awards may be made under the Stock Plan, in the number and kind of shares as to which outstanding grants and rights shall be exercisable and the exercise price of any such outstanding option or stock purchase right.

    - In the event of a liquidation or dissolution of the Company, any unexercised options or stock purchase rights will terminate. The Administrator may in its discretion provide that prior to such event, optionees will have the right to exercise options without any limitation on exercisability.

    - In the event of a merger, consolidation or plan of exchange affecting the Company, stock options and stock purchase rights shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options or rights, the optionee will have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator will notify the optionee that the option or stock purchase right is fully exercisable for fifteen days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

    STOCK OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee. The Administrator determines:

    - the persons to whom options are granted,

    - the exercise price,

    - the number of shares to be covered by each option,

    - the period of each option,

    - the times at which options may be exercised,

    - whether the option is an incentive stock option or a nonstatutory option, and

    - the other terms applicable to each option.

    The exercise price of an option cannot be less than the fair market value of the common stock on the date of grant unless issued pursuant to a merger or other corporate transaction and the option may not be exercised after the expiration of ten years from the date of grant. If an optionee receiving an incentive stock option at the time of grant owns stock representing more than 10 percent of the combined voting power of the Company, (i) the exercise price may not be less than 110 percent of the fair market value of the common stock on the date of grant and (ii) such option may not be exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options become exercisable for the first time by an employee in any calendar year exceeds $100,000, such excess shall be treated as a nonstatutory stock option. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock on the date of grant. No option may be exercised after the expiration of its term. No monetary consideration is paid to the Company upon the granting of options.

    Options are nontransferable except on death of the holder or, at the Administrator's discretion. Such transferred options will contain additional terms as the Administrator deems appropriate.

    Options are exercisable in accordance with the terms of the Stock Plan and the option agreement entered into at the time of the grant between the Company and the optionee. Options may be exercised only while an optionee is employed by the Company or a subsidiary as an employee or consultant, or (i) within 12 months following termination of employment by reason of death or disability or three months following termination of employment for any other reason or (ii) within the time specified in the optionee's option agreement. The purchase price for shares purchased pursuant to exercise of options must be paid in a form of consideration acceptable to the Administrator, including in cash, a promissory note, cashless exercise, in shares of common stock, which shares if acquired directly from the Company have been held by the optionee for at least six months, or in a combination of cash and common stock.

    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator.

    STOCK PURCHASE RIGHTS. Stock purchase rights may be granted under the Stock Plan, subject to the terms prescribed by the Administrator. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the Stock Plan and/or cash awards made outside the plan. After the Administrator determines that it will offer stock purchase rights under the plan, it will advise the offeree by means of a notice of grant, of the terms, conditions and restrictions related to the offer, including the number of shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer will be accepted by execution of a restricted stock purchase agreement.

    Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with us for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator. The restricted stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator in its sole discretion.

    Once the stock purchase right is exercised, the purchaser will have the rights equivalent to those of a stockholder, and will be a stockholder when his or her purchase is entered upon the records of our duly authorized transfer agent. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock purchase right is exercised, except as in accordance with the provisions, described above, governing adjustments upon changes in capitalization, dissolution, merger or asset sale.

TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. Certain options authorized to be granted under the Stock Plan are intended to qualify as "incentive stock options" for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or exercise of the incentive stock option, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. If an optionee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition will be treated as long-term capital gain for federal income tax purposes. If an optionee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable for federal income tax purposes as ordinary income in the year of such disqualifying disposition to the extent that the lesser of (i) the fair market value of the shares on the exercise date; or (ii) the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an optionee, we will be entitled to a deduction (unless limited by Section 162(m)) to the extent the optionee realizes income.

    NONSTATUTORY STOCK OPTIONS. Certain options authorized to be granted under the Stock Plan will be treated as non-statutory stock options for federal income tax purposes. Under federal income tax law currently in effect, no income is realized by the grantee of a nonstatutory stock option pursuant to the Stock Plan until the option is exercised. At the time of exercise of a nonstatutory stock option, the optionee will realize ordinary income, and the Company will be entitled to a deduction, in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. Upon the sale of shares acquired upon exercise of a nonstatutory stock option, the excess of the amount realized from the sale over the market value for the shares on the date of exercise will be taxable as long or short term capital gain, depending on the holding period.

    STOCK PURCHASE RIGHTS. In the case of stock purchase rights, unless the Administrator determines otherwise, the restricted stock purchase agreement will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with us for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the Administrator.

    The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gain holding period by timely filing (i.e., within thirty days of purchase), an election pursuant to
Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                                 PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC
            ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001

    The board of directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001, and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the board of directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or a ratification, the board of directors, in its discretion, may direct the appointment of new independent public accountants at any time during the year, if the board of directors determines that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote or ratification, the board of directors will reconsider its selection.

    PricewaterhouseCoopers LLP has audited the Company's financial statements since the fiscal year ended December 31, 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of PricewaterhouseCoopers LLP are also expected to be available to respond to appropriate questions.

VOTE REQUIRED

    The approval of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 2001 requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the proposal at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

AUDIT FEES

    The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during fiscal 2000:

DESCRIPTION OF SERVICES
-----------------------
Audit fees(1)...............................................  $181,000
Financial information system design and implementation
  fees(2)...................................................         0
All other fees(3)...........................................   562,000
                                                              --------
        Total...............................................  $743,000
                                                              ========

------------------------

(1) Represents the aggregate fees billed or to be billed for professional services rendered for the audit of our 2000 annual financial statements and for the review of the financial statements included in our quarterly reports during such period.

(2) Represents the aggregate fees billed for operating or supervising the operation of our information system or managing our local area network and/or designing or implementing a hardware or software system that aggregates data or generates information that is significant to the generation of our financial statements.

(3) Represents the aggregate fees billed in 2000 for services other than audit and other than financial information system design and implementation including fees for tax services and registration statements.

    The audit committee has determined that the provision of services rendered above for all other fees is compatible with maintaining PricewaterhouseCoopers LLP's independence.

AUDIT COMMITTEE REPORT

    The audit committee of the board of directors is composed of three directors, each of whom is independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The board of directors has adopted a written Audit Committee Charter, a copy of which is attached as Appendix A.

    The responsibilities of the audit committee include recommending to the board of directors an accounting firm to be engaged as the Company's independent public accountants. Management is responsible for the Company's financial reporting process and internal controls. The independent public accountants are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The audit committee's responsibility is to oversee these processes. In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited financial statements contained in the Company's 2000 Annual Report with management and the independent accountants.

    The audit committee discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees". In addition, the audit committee discussed with the independent public accountants the accountants' independence from the Company and its management, including the written disclosures submitted to the audit committee by the independent accountants as required by the Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees".

    Based upon the audit committee's discussions with management and the independent public accountants and the audit committee's review of the representations of management, and the report of the independent accountants to the audit committee, the audit committee recommended that the board of directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          Audit Committee of the
                                          Board of Directors

                                          Charles Jungo
                                          Bernard T. Marren
                                          Tsuyoshi Taira


Dated: April 30, 2001



    Since the date of this report, due to the resignation of Bernard T. Marren as a member of the Company's Board of Directors, the audit committee currently consists of directors Jungo, Taira and Khan.


EXECUTIVE COMPENSATION

    In fiscal year 2000, we paid an aggregate $3,092,228 in cash compensation to the directors and officers named under the caption "Executive Officers, Key Employees and Directors" as a group.

    As of December 31, 2000, our directors and officers, as a group, held options to purchase a total of 2,887,125 shares of common stock, at exercise prices ranging from $0.2034 to $12.00 per share. These options are scheduled to expire on various dates between January 27, 2007 and June 29, 2010.

                           SUMMARY COMPENSATION TABLE


    The following table sets forth all compensation awarded to, earned by, or paid to our Chief Executive Officer and the other four most highly paid executive officers, each of whose total cash compensation exceeded $100,000 during the year ended December 31, 2000.



                                                                   LONG-TERM
                                                                  COMPENSATION
                                                                  ------------
                                          ANNUAL COMPENSATION      SECURITIES
                                          --------------------     UNDERLYING
NAME AND PRINCIPAL POSITION                SALARY     BONUS         OPTIONS
---------------------------               --------  ----------    ------------
Adya S. Tripathi
  Chief Executive Officer...............  $358,875  $1,335,401(1)  1,000,000
John DiPietro
  Chief Financial Officer...............  $155,152  $   25,000       200,000
Paul Negus
  Vice President of Operations..........  $179,043  $   23,861        25,000
Alan J. Soucy
  Vice President of Advanced Products
  and Applications......................  $198,875  $    5,000       200,000
Don Wile
  Vice President of Engineering.........  $178,728  $    3,218        65,000


------------------------


(1) In January 1997 and March 1998, the Chief Executive Officer of the Company exercised stock options by issuing the Company notes totaling $223,000 and $413,000 (the "Notes"), respectively. The Notes were non-recourse, and bore fixed interest at 6.01% and 5.51%, respectively, compounded semi-annually.



    The Notes were accounted for in accordance with EITF 95-16 "Accounting for Stock Compensation Arrangements with Employer Loan Features Under APB Opinion No. 25." Due to certain terms of the Notes, the options were accounted for as variable options, with compensation costs associated with shares purchased with non-recourse notes being recorded at each period end. On April 14, 2000, the notes and related interest were forgiven by the Board of Directors and compensation expense of $738,000 was recorded by the Company. Including the gross-up for taxes, total compensation to the Chief Executive Officer related to the forgiveness of indebtedness was $1,335,401.


                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information with respect to stock options granted during fiscal year 2000 to each of the executive officers named in the summary compensation table during the fiscal year ended December 31, 2000. The percentage of total options granted to our employees in the last fiscal year is based on options granted to purchase an aggregate of 6,374,450 shares of common stock during fiscal 2000. We have never granted any stock appreciation rights.

    The exercise prices present our board's estimate of the fair market value of the common stock on the grant date. In establishing these prices, our board considered many factors, including our financial condition and operating results, transactions involving the issuances of shares of our preferred stock, the senior rights and preferences accorded issued shares of preferred stock, and the market for comparable stock.

    The amounts shown as potential realizable value represent hypothetical gain that could be achieved for the respective options if exercised at the end of the option term. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value at the date of grant. The 5% and the 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate of projection of the future price of our common stock. Actual gains, if any, on stock option exercises depend on the future performance of the trading price of our common stock. The amounts reflected in the table may not necessarily be achieved.

                                              INDIVIDUAL GRANTS
                              -------------------------------------------------
                                            PERCENT OF                              POTENTIAL REALIZABLE
                                              TOTAL                                   VALUE AT ASSUMED
                               NUMBER OF     OPTIONS                               ANNUAL RATES OF STOCK
                              SECURITIES    GRANTED TO                             PRICE APPRECIATION FOR
                              UNDERLYING    EMPLOYEES    EXERCISE                       OPTIONS TERM
                                OPTIONS     IN FISCAL      PRICE     EXPIRATION   ------------------------
NAME                          GRANTED (1)      2000      PER SHARE      DATE          5%           10%
----                          -----------   ----------   ---------   ----------   ----------   -----------
Adya S. Tripathi............   1,000,000      15.69%      $12.00       4/14/10    $7,546,735   $19,124,909
John DiPietro...............     175,000       2.75%      $ 1.50       1/21/10    $  165,085   $   418,357
John DiPietro...............      25,000       0.39%      $12.00       4/14/10    $  188,668   $   478,123
Paul Negus..................      25,000       0.39%      $12.00       6/29/10    $  188,668   $   478,123
Alan J. Soucy...............     200,000       3.14%      $ 1.50       1/21/10    $  188,668   $   478,123
Don Wile....................      65,000       1.02%      $12.00       4/14/10    $  490,538   $ 1,243,119

                             YEAR-END OPTION VALUES

    The following table provides information for the executive officers named in the summary compensation table concerning the number and value of securities underlying exercisable and unexercisable options held as of December 31, 2000. 110,625 options were exercised during the year ended December 31, 2000 by one of our executive officers named in the summary compensation table.

                                                   NUMBER OF SECURITIES
                                                        UNDERLYING               VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                   DECEMBER 31, 2000 (#)         DECEMBER 31, 2000 ($)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
Adya S. Tripathi..............................    333,280        666,720      $  770,710     $1,541,790
John DiPietro.................................    112,978        106,772      $1,422,912     $1,149,259
Paul Negus....................................     76,040        123,960      $  941,460     $1,358,539
Alan J. Soucy.................................     70,833        129,167      $  907,548     $1,654,952
Don Wile......................................     30,624         84,376      $  278,623     $  512,314

    The value, shown for in-the-money options represent the difference between the respective exercise price of outstanding stock options, and $14.3125, which is the fair market value of the common stock as of December 31, 2000.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The following is the report of the compensation committee of the board of directors with respect to the compensation paid to the Company's executive officers during the fiscal year ended December 31, 2000. Actual compensation earned during fiscal 2000 by the named executive officers is shown in the Summary Compensation Table above under "Executive Compensation."

INTRODUCTION

    The compensation committee of the board of directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The committee strives to ensure that the Company's executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve and exceed certain key objectives of the Company by making individual compensation dependent on the Company's achievement of certain financial goals, such as profitability, and by providing rewards for exceeding those goals.

COMPENSATION PROGRAMS

    BASE SALARY. The committee establishes base salaries for executive officers. Base pay increases vary according to individual contributions to the Company's success and comparisons to similar positions within the Company and at other comparable companies.

    BONUSES. Each executive officer is evaluated individually to determine a bonus for the fiscal year based on performance criteria given to each executive officer prior to the fiscal year. These criteria include milestones in such executive's area of responsibility as well as with respect to the Company's financial performance generally.

    STOCK OPTIONS. The committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The committee views stock options as one of the more important components of the Company's long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. The Company generally grants options that become exercisable over a four-year period as a means of encouraging executives and other employees to remain with the Company and to promote its success. Options granted by the Company to its executive officers and other employees have exercise prices equal to the fair market value at the time of grant. This approach is designed to focus executives on the enhancement of stockholder value over the long term and encourage equity ownership in the Company. Options vest and become exercisable at such time as determined by the board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and motivate the executive to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company's stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives' ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company's financial goals.

    OTHER. In addition to the foregoing, officers participate in compensation plans available to all employees, such as participation in both the Company's 401(k) retirement plan and employee stock purchase plan. The Company does not make matching contributions to either the 401(k) or employee stock purchase plans.

COMPENSATION LIMITATIONS

    The Company has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to ensure that its stock option plans and executive annual cash bonus plans qualify for exclusion.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

    The committee uses the same factors and criteria described above for compensation decisions regarding the chief executive officer.

                                          Respectfully Submitted By:
                                          Members of the Compensation Committee

                                          Dr. Charles Jungo
                                          Sohail Khan

Dated: April 30, 2001

    Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Nasdaq Index, the S&P Technology Sector Index, the S&P Electronics (Semiconductors) Index, the JP Morgan H&Q Technology Index, the JP Morgan H&Q Communication Index and the JP Morgan H&Q Semiconductors Index for the period commencing August 1, 2000 and ending on December 31, 2000. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

           COMPARISON OF HISTORICAL CUMULATIVE TOTAL RETURN(*) AMONG
 TRIPATH TECHNOLOGY INC., NASDAQ COMPOSITE INDEX, S&P TECHNOLOGY SECTOR INDEX,
          THE S&P ELECTRONICS (SEMICONDUCTOR) INDEX, THE JP MORGAN H&Q
               TECHNOLOGY INDEX, THE JP MORGAN H&Q COMMUNICATIONS
                INDEX AND THE JP MORGAN H&Q SEMICONDUCTOR INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                  8/1/00   12/31/00
TRIPATH TECHNOLOGY                $100.00   $143.13
NASDAQ STOCK MARKET (US)          $100.00    $65.13
S&P TECHNOLOGY SECTOR             $100.00    $61.24
S&P ELECTRONICS (SEMICONDUCTORS)  $100.00    $53.11
JP MORGAN H&Q TECHNOLOGY          $100.00    $68.16
JP MORGAN H&Q COMMUNICATIONS      $100.00    $64.93
JP MORGAN H&Q SEMICONDUCTORS      $100.00    $61.75

(*) The graph assumes that $100 was invested on August 1, 2000, in the Company's
    Common Stock, at the offering price of $10.00 per share, and $100 was invested on August 1, 2000, in the Nasdaq Composite Index, the S&P Technology Sector Index, the S&P Electronics (Semiconductors) Index, the JP Morgan H&Q Technology Index, the JP Morgan H&Q Communications Index and the JP Morgan H&Q Semiconductors Index, and that all dividends were reinvested. The Company has not declared or paid any dividends on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                    CUMULATIVE TOTAL RETURN AT PERIOD ENDED

                                                               8/1/00    12/31/00
                                                              --------   --------
Tripath Technology Inc......................................   100.00     143.13
NASDAQ Composite Index......................................   100.00      65.13
S&P Technology Sector Index.................................   100.00      61.24
S&P Electronics (Semiconductors) Index......................   100.00      53.11
JP Morgan H & Q Technology Index............................   100.00      68.16
JP Morgan H & Q Communications Index........................   100.00      64.93
JP Morgan H & Q Semiconductors Index........................   100.00      61.75

    The information contained above under the captions "Report of the Compensation Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to
Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2000 all executive officers and directors of the Company complied with all applicable filing requirements, except as follows:
John DiPietro and Bernard Marren each filed a Form 3 to reflect the conversion of preferred stock to common stock. However, the Forms 4 for these conversions were filed after the deadline.


                         CERTAIN BUSINESS RELATIONSHIPS

    Since our inception, and during the last fiscal year, Wilson Sonsini Goodrich & Rosati, Professional Corporation, has provided legal services to us. Investment partnerships composed of members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, in addition to current members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, beneficially own an aggregate of 61,750 shares of the Company's common stock.

                           RELATED PARTY TRANSACTIONS

    In the Company's last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the common stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

INDEMNIFICATION AGREEMENTS

    Our bylaws provide that we shall indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Delaware General Corporation Law expressly permits indemnification.

    We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, indemnify our directors and executive officers for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any director or executive officer in any action or proceeding, including any action by or in our right arising out of that person's services as a director, officer, employee, agent or fiduciary for us, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. The agreements do not provide for indemnification in cases where

    - the claim is brought by the indemnified party;

    - the indemnified party has not acted in good faith;

    - the expenses have been paid directly to the indemnified party under a policy of officers' and directors' insurance maintained by us; or

    - the claim arises under Section 16(b) of the Exchange Act.

    We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. It is the position of the SEC that indemnification for liabilities arising under federal or state securities laws is against public policy and not enforceable.

    At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the board of directors may recommend.

                             THE BOARD OF DIRECTORS

Dated: June 20, 2001

                                   APPENDIX A
                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           OF TRIPATH TECHNOLOGY INC.

PURPOSE:

    The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the external audits of Tripath Technology Inc. (the "Company"), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

    In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time may prescribe.

MEMBERSHIP:

    The Audit Committee will consist of at least three (3) members of the Board, all of whom shall be independent directors, in accordance with the rules of the Nasdaq National Market. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

RESPONSIBILITIES:

    The responsibilities of the Audit Committee shall include:

    1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls.

    2.  Reviewing the independent auditors' proposed audit scope and approach.

    3. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

    4.  Reviewing the performance of the independent auditors.

    5. Recommending the appointment of independent auditors to the Board of Directors.

    6. Reviewing the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

    7. Reviewing the unaudited quarterly operating results in the Company's quarterly earnings release;

    8. Overseeing compliance with SEC requirements for disclosure of auditor's services and audit committee members and activities;

    9. Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

    10. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

    11. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

    12. Reviewing related party transactions for potential conflicts of interest; and

    13. Performing other oversight functions as requested by the full Board of Directors.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

    The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

    The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

MINUTES:

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

[TRIPATH TECHNOLOGY LOGO]

TRIPATH TECHNOLOGY INC.
C/O MELLON INVESTOR SERVICES LLC
85 CHALLENGER ROAD
RIDGEFIELD PARK, NJ 07660

                                        VOTE BY MAIL

                                        Mark, sign and date your proxy card and
                                        return it in the postage-paid envelope
                                        we have provided, or return it to
                                        Tripath Technology Inc., c/o Mellon
                                        Investor Services LLC, 85 Challenger
                                        Road, Ridgefield Park, NJ 07660.

                                        VOTE IN PERSON

                                        Attend the Company's Annual Meeting of
                                        Stockholders on August 3, 2001 at 9:00
                                        a.m., local time, at the Marriott Hotel
                                        located at 2700 Mission College
                                        Boulevard, Santa Clara, California
                                        95054, and vote in person at the
                                        meeting.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [________]  KEEP
                     THIS PORTION FOR YOUR RECORDS

                                             DETACH AND RETURN THIS PORTION ONLY

             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRIPATH TECHNOLOGY INC.

VOTE ON DIRECTORS


1.  To elect four directors to serve for a one      For      Withhold     For All   To withhold authority to vote,
    year term and until their successors are        All         All       Except    mark "For All Except" and write
    duly elected and qualified (Proposal One);      / /         / /        / /      the nominee's number on the
                                                                                    line below.
    01)  Dr. Adya S. Tripathi                                                       ______________________________
    02)  Dr. Charles Jungo                                                          ______________________________
    03)  Sohail Khan                                                                ______________________________
    04)  Tsuyoshi Taira

Vote On Proposal

2.  To amend the 2000 Stock Plan to increase the number of shares reserved for       For     Against      Abstain
    issuance under the plan by 1,300,000 shares (Proposal Two);                      / /       / /          / /

3.  To ratify the appointment of PricewaterhouseCoopers LLP as independent public    For     Against      Abstain
    accountants to the Company for the fiscal year ending December 31, 2001          / /       / /          / /
    (Proposal Three); and

4. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.


     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on June 15, 2001 are entitled to notice of and to vote at the meeting.

                                         Sincerely,



                                         Adya S. Tripathi
                                         President and Chief Executive Officer
Santa Clara, California
June 20, 2001



__________________________________     _________  ________________________   _________
__________________________________     _________  ________________________   _________

Signature [PLEASE SIGN WITHIN BOX]     Date       Signature (Joint Owners)   Date


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